EXHIBIT 97 LISATA THERAPEUTICS, INC. INCENTIVE RECOUPMENT POLICY I. Introduction The Board of Directors (the “Board”) of Lisata Therapeutics, Inc. (the “Company”) believes that it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The Board has therefore adopted this policy which provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws (the “Policy”). This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and final rules and amendments adopted by the Securities and Exchange Commission (the “SEC”) to implement the aforementioned legislation. II. Administration This Policy shall be administered by the Board or, if so designated by the Board, the Compensation Committee, in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals. III. Covered Executives This Policy applies to the Company’s current and former executive officers, as determined by the Board in accordance with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC and any national securities exchange on which the Company’s securities are listed, and such other employees who may from time to time be deemed subject to the Policy by the Board (“Covered Executives”). IV. Incentive-Based Compensation For purposes of this Policy, incentive-based compensation (“Incentive-Based Compensation”) includes any compensation that is granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measures that are determined and presented in accordance with the accounting principles (“GAAP Measures”) used in preparing the Company’s financial statements and any measures derived wholly or in part from such measures, as well as non-GAAP Measures, stock price, and total shareholder return (collectively, “Financial Reporting Measures”); however, it does not include: (i) base salaries; (ii) discretionary cash bonuses; (iii) awards (either cash or equity) that are based upon subjective, strategic or operational standards, and (iv) equity awards that vest solely on the passage of time. Incentive-Based Compensation is considered received in the fiscal period during which the applicable reporting measure is attained, even if the payment or grant of such award occurs after the end of that period. If an award is subject to both time-based and performance-based vesting conditions, the award is considered received upon satisfaction of the performance-based conditions, even if such award continues to be subject to the time-based vesting conditions. For the purposes of this Policy, Incentive-Based Compensation may include, among other things, any of the following: • Annual bonuses and other short- and long-term cash incentives. • Stock options. • Stock appreciation rights. • Restricted stock or restricted stock units. • Performance shares or performance units. For purposes of this Policy, Financial Reporting Measures may include, among other things, any of the following: • Company stock price. • Total shareholder return. • Revenues.

2 • Net income. • Earnings before interest, taxes, depreciation, and amortization (EBITDA). • Funds from operations. • Liquidity measures such as working capital or operating cash flow. • Return measures such as return on invested capital or return on assets. • Earnings measures such as earnings per share. V. Recoupment; Accounting Restatement In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, including any required accounting restatement to correct an error in previously issued financial statements that (i) is material to the previously issued financial statements or (ii) is not material to previously issued financial statements, but that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Board will require reimbursement or forfeiture of any excess Incentive-Based Compensation received by any Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement (the “Look-Back Period”). For the purposes of this Policy, the date on which the Company is required to prepare an accounting restatement is the earlier of: (i) the date the Board concludes or reasonably should have concluded that the Company is required to prepare a restatement to correct a material error, and (ii) the date a court, regulator, or other legally authorized body directs the Company to restate its previously issued financial statements to correct a material error. Recovery of the Incentive-Based Compensation is only required when the excess award is received by a Covered Executive (i) after the beginning of their service as a Covered Executive and (ii) when that Covered Executive served in such covered position during the Lookback Period. VI. Excess Incentive Compensation: Amount Subject to Recovery The amount of Incentive-Based Compensation subject to recovery is the amount the Covered Executive received in excess of the amount of Incentive-Based Compensation that would have been paid to the Covered Executive had it been based on the restated financial statements, as determined by the Board. The amount subject to recovery will be calculated on a pre-tax basis. For Incentive-Based Compensation received as cash awards, the erroneously awarded compensation is the difference between the amount of the cash award that was received (whether payable in a lump sum or over time) and the amount that should have been received applying the restated Financial Reporting Measure. For cash awards paid from bonus pools, the erroneously awarded Incentive-Based Compensation is the pro rata portion of any deficiency that results from the aggregate bonus pool that is reduced based on applying the restated Financial Reporting Measure. For Incentive-Based Compensation received as equity awards that are still held at the time of recovery, the amount subject to recovery is the number of shares or other equity awards received or vested in excess of the number that should have been received or vested applying the restated financial reporting measure. If the equity award has been exercised, but the underlying shares have not been sold, the erroneously awarded compensation is the number of shares underlying the award. In instances where the Company is not able to determine the amount of erroneously awarded Incentive-Based Compensation directly from the information in the accounting restatement, the amount will be based on the Company’s reasonable estimate of the effect of the accounting restatement on the applicable measure. In such instances, the Company will maintain documentation of the determination of that reasonable estimate. VII. Method of Recoupment The Board will determine, in its sole discretion, subject to applicable law, the method for recouping Incentive Compensation hereunder, which may include, without limitation: • requiring reimbursement of cash Incentive-Based Compensation previously paid; • seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; • offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive;

3 • cancelling outstanding vested or unvested equity awards; and/or • taking any other remedial and recovery action permitted by law, as determined by the Board. VIII. No Indemnification; Successors The Company shall not indemnify any Covered Executives against the loss of any incorrectly awarded Incentive-Based Compensation. This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives. IX. Exception to Enforcement The Board shall recover any excess Incentive-Based Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Board in accordance with Rule 10D-1 of the Exchange Act and any applicable rules or standards adopted by the SEC and the listing standards of any national securities exchange on which the Company’s securities are listed. X. Interpretation The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC and any national securities exchange on which the Company’s securities are listed. XI. Effective Date This Policy shall be effective as of the date it is adopted by the Board (the “Effective Date”) and shall apply to Incentive-Based Compensation that is received by a Covered Executive on or after that date, as determined by the Board in accordance with applicable rules or standards adopted by the SEC and the listing standards of any national securities exchange on which the Company’s securities are listed. XII. Amendment; Termination The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to comply with any rules or standards adopted by the SEC and the listing standards of any a national securities exchange on which the Company’s securities are listed. The Board may terminate this Policy at any time. XIII. Other Recoupment Rights Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company. Effective as of March 28, 2023 503315976v.1